SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             -----------------------

                                    FORM 8-K
                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                                     of the
                         Securities Exchange Act of 1934


                          DATE OF REPORT: MARCH 1, 2000
                         --------------------------------
                        (Date of earliest event reported)


                          HOLIDAY RV SUPERSTORES, INC.
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             (Exact name of Registrant as specified in its charter)


                                    DELAWARE

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                 (State or other jurisdiction of Incorporation)


     0-16448                                                   59-1834763
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(Commission File No.)                                  (I.R.S. Employer I.D.No.)


                          Sand Lake West Executive Park
                             7851 Greenbriar Parkway
                             Orlando, Florida 32819


                           Telephone # (407) 363-9211
                              Fax # (407) 363-2065


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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

     On March 1, 2000, Holiday RV Superstores, Inc. ("Holiday") purchased 100% of the outstanding common stock of Little Valley Auto and RV Sales, Inc. ("Seller") from its owners, Ernest Davis, Jr. and Lori A. Davis
("Shareholders").

     The total purchase price paid to the Shareholders was $3.4 million, consisting of $1.7 million cash and $1.7 million in a note convertible into Holiday common stock. The note is convertible after two years at a conversion price of $7.50 per share of Holiday common stock. The purchase price was determined pursuant to an arms length negotiation between Holiday and the Shareholders.

     Prior to the acquisition the Seller operated a recreational vehicle (RV) dealership in the Prosperity, West Virginia. In addition to RVs, the dealership sold boats, motorcycles and all terraine vehicles. Holiday intends to continue such operations as part of its national chain of recreational vehicle and boat sales and service centers.

     Holiday knows of no material relationship between the Seller or the Shareholders and Holiday or any of its affiliates, any director or officer of Holiday, or any associate of any of Holiday.

     The principal source of funds for this acquisition was a $1.6 million loan from Doerge Capital Management.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBTS

     The Registrant intends to file the required financial statements and related pro-forma information within 60days from the due date of this initial 8-K.

                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            HOLIDAY RV SUPERSTORES, INCORPORATED




                                                     By:  /s/ GARY RODNEY
                                                       ------------------------
                                                       Gary Rodney
                                                       Vice President, Chief
                                                          Financial Officer

Dated:  March 13, 2000